CUSIP No.09227Q100                     13G
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                                 EXHIBIT NO. 99.2
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                                ITEM 7 INFORMATION


             The securities being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by

     Atlanta Capital Management Company, LLC, Eaton Vance Atlanta Capital

     SMID-Cap Fund, a wholly-owned subsidiary of Morgan Stanley.